EXHIBIT 10.38

Grant No.: _______

KITE REALTY GROUP TRUST
2013 EQUITY INCENTIVE PLAN
PERFORMANCE SHARE UNIT AGREEMENT
COVER SHEET

Kite Realty Group Trust, a Maryland real estate investment trust (the “Company”), grants performance share units (the “PSUs”) relating to common shares of beneficial interest, $.01 par value per share, of the Company (the “Shares”), to the Grantee named below, subject to the achievement of performance goals over a Service period. Additional terms and conditions of the PSUs are set forth on this cover sheet and in the attached Performance Share Unit Agreement (together, the “Agreement”) in the Company’s 2013 Equity Incentive Plan, as amended from time to time (the “Plan”), and in any written employment or other written compensatory agreement between you and the Company or any Affiliate (if any, the “Employment Agreement”).

Grant Date:
Name of Grantee:
Target Number of PSUs:
Performance Period:

By signing this cover sheet, you agree to all of the terms and conditions described in the Agreement and in the Plan, a copy of which is also attached. You acknowledge that you have carefully reviewed the Plan and agree that the Plan and the Employment Agreement, as applicable, will control in the event any provision of this Agreement should appear to be inconsistent.

Grantee:		Date:
(Signature)

Company:		Date:
(Signature)
Name:
Title:

Attachments

This is not a share certificate or a negotiable instrument.

KITE REALTY GROUP TRUST
2013 EQUITY INCENTIVE PLAN
PERFORMANCE SHARE UNIT AGREEMENT

Performance Share Units
This Agreement evidences an award of PSUs in the number set forth on the cover sheet and subject to the terms and conditions set forth in the Agreement and in the Plan.

The number of Shares, if any, that may be issued pursuant to the terms of this Agreement will be calculated based on the attainment, as determined by the Committee, of the performance goals described in Exhibit A to this Agreement (the “Performance Goals”) over the Performance Period set forth on the cover sheet, which number of Shares may be equal to all or a portion, including none, of the Maximum Number of PSUs set forth in Exhibit A. If the Performance Goals are not achieved during the Performance Period, you will forfeit all of your unvested PSUs as of the end of the Performance Period, except as otherwise provided in this Agreement.

Nontransferability of PSUs
Your PSUs may not be sold, transferred, assigned, pledged, hypothecated, or otherwise encumbered, whether by operation of law or otherwise, nor may the PSUs be made subject to execution, attachment, or similar process. If you attempt to do any of these things, you will immediately and automatically forfeit your PSUs.

Vesting
Your PSUs will vest on the date the Committee certifies the achievement of the Performance Goals following the close of the Performance Period (the “Certification Date”), and subject to your continued Service from the Grant Date through the Certification Date, but only to the extent that the Performance Goals have been satisfied. Promptly following the completion of the Performance Period (and no later than seventy-five (75) days following the end of the Performance Period), the Committee will review and certify in writing (i) whether, and to what extent, the Performance Goals for the Performance Period have been achieved and (ii) the number of PSUs that will vest. Such certification will be final, conclusive, and binding. Notwithstanding the foregoing or anything in this Agreement to the contrary, the Committee reserves the right to adjust the number of PSUs that will vest based on the achievement of the Performance Goals downward, including to zero, in its sole discretion.

You will forfeit to the Company all of the unvested PSUs to the extent the specified Performance Goals have not been achieved, as determined by the Committee, effective as of the Certification Date.

Leaves of Absence
For purposes of this Agreement, your Service does not terminate when you go on a bona fide leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued Service crediting or when continued Service crediting is required by Applicable Laws. However, your Service will be treated as terminating ninety (90) days after you went on employee leave, unless your right to return to active work is guaranteed by law or by a contract. Your Service terminates in any event when the approved leave ends unless you immediately return to active employee work.

The Company determines, in its sole discretion, which leaves count for this purpose and when your Service terminates for all purposes under the Plan.

Vesting upon Termination of Service
Except as otherwise provided in your Employment Agreement, (i) if your Service terminates during the Performance Period as a result of your death or Disability, your PSUs will vest as to the Target Number of PSUs set forth on the cover sheet of this Agreement on the effective date of your termination of Service, and (ii) if your Service terminates as a result of your death or Disability following the end of the Performance Period but prior to the Certification Date, your PSUs will vest to the extent that the Performance Goals have been satisfied as if your Service had not terminated, effective as of the Certification Date.

Except as otherwise provided in your Employment Agreement, in the event that your Service terminates for any reason other than death or Disability prior to the Certification Date, you will forfeit to the Company all of the unvested PSUs on the date of your termination of Service.

No PSUs will vest after your Service has terminated for any reason.

Delivery
Delivery of the Shares represented by your vested PSUs shall be made as soon as practicable after the date on which your PSUs vest and, in any event, by no later than March 15th of the calendar year after your PSUs vest.

Evidence of Issuance
The issuance of the Shares with respect to your vested PSUs will be evidenced in such a manner as the Company, in its discretion, deems appropriate, including, without limitation, book entry, registration, or issuance of one or more share certificates.

Withholding Taxes
You agree, as a condition of this Agreement, that you will make acceptable arrangements to pay any withholding or other taxes that may be due relating to your PSUs and the issuance of Shares with respect to the PSUs under this Agreement. In the event that the Company or any Affiliate determines that any federal, state, local, or foreign tax or withholding payment is required relating to the PSUs or the issuance of Shares with respect to the PSUs under this Agreement, the Company or any Affiliate will have the right to (i) require you to tender a cash payment, (ii) deduct from payments of any kind otherwise due to you, (iii) permit or require you to enter into a “same day sale” commitment with a broker-dealer that is a member of the Financial Industry Regulation Authority (a “FINRA Dealer”) whereby you irrevocably elect to sell a portion of the Shares to be delivered in connection with the PSUs to satisfy withholding obligations and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the withholding obligations directly to the Company or an Affiliate, or (iv) require you to deliver to the Company Shares already owned by you to meet such obligations; provided that the Shares delivered must have an aggregate Fair Market Value equal to the withholding obligation and may not be subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

Retention Rights
This Agreement does not give you the right to be retained by the Company or an Affiliate in any capacity. Unless otherwise specified in an Employment Agreement, the Company and its Affiliates reserve the right to terminate your Service at any time and for any reason.

Shareholder Rights and Dividend Equivalent Rights
You have no rights as a shareholder of the Company (including, without limitation, the right to receive quarterly or special dividends) with respect to the PSUs unless and until a certificate for the Shares relating to the vested PSUs has been issued to you (or an appropriate book entry has been made).

Notwithstanding the foregoing, the Company grants you a Dividend Equivalent Right relating to each PSU which vests, if any, pursuant to this Agreement, the Plan, or your Employment Agreement. If the Company declares a cash dividend on the Company’s outstanding Shares during the Performance Period, you shall receive an amount of cash equal to the number of PSUs which vest pursuant to this Agreement, multiplied by the amount of the cash dividend per Share declared during the Performance Period, as if you had held a number of Shares equal to the number of PSUs which vest under this Agreement as of each dividend record date during the Performance Period. For purposes of the foregoing sentence only, if the PSUs are subject to accelerated vesting, the “Performance Period” shall be deemed to have ended as of the date of the event which serves as the basis for such accelerated vesting. This cash payment relating to your vested PSUs shall be made as soon as practicable after the date on which your PSUs vest and, in any event, no later than March 15th of the calendar year after your PSUs vest.

Adjustments
In the event of a split, a dividend, or a similar change in the Shares, the number of PSUs covered by this Agreement may be adjusted (and rounded down to the nearest whole number) pursuant to the Plan.

Your PSUs will be subject to the terms of the agreement of merger, liquidation, or reorganization in the event the Company is subject to such corporate activity.

Applicable Law
This Agreement will be interpreted and enforced under the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan
The text of the Plan is incorporated in this Agreement by reference.

Certain capitalized terms used in this Agreement are defined in the Plan and have the meaning set forth in the Plan.

This Agreement, the Plan, and the Employment Agreement constitute the entire understanding between you and the Company regarding the PSUs. Any prior agreements, commitments, or negotiations concerning the PSUs are superseded.

Data Privacy
In order to administer the Plan, the Company may process personal data about you. Such data includes, but is not limited to, the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you, such as home address and business addresses and other contact information, payroll information, and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan.

By accepting the PSUs, you give explicit consent to the Company to process any such personal data. You also give explicit consent to the Company to transfer any such personal data outside the country in which you work or are employed, including, with respect to non-U.S. resident Grantees, to the United States, to transferees who will include the Company and other persons who are designated by the Company to administer the Plan.

Disclaimer of Rights
The grant of PSUs under this Agreement will in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to you. You will have no rights under this Agreement or the Plan other than those of a general unsecured creditor of the Company. PSUs represent unfunded and unsecured obligations of the Company, subject to the terms and conditions of the Plan and this Agreement.

Consent to Electronic Delivery
The Company may choose to deliver certain statutory materials relating to the Plan in electronic form. By accepting the PSUs, you agree that the Company may deliver the Plan prospectus and the Company’s annual report to you in an electronic format. If at any time you would prefer to receive paper copies of these documents, as you are entitled to, the Company would be pleased to provide copies. Please contact Daniel R. Sink at (317) 577-5600 to request paper copies of these documents.

Code Section 409A
The grant of PSUs under this Agreement is intended to be exempt from, or to comply with, Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Agreement will be interpreted and administered to be in compliance with Code Section 409A.

Notwithstanding anything to the contrary in the Plan or this Agreement, neither the Company, its Affiliates, the Board, nor the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on you under Code Section 409A, and neither the Company, its Affiliates, the Board, nor the Committee will have any liability to you for such tax or penalty.

To the extent that the PSUs constitute “deferred compensation” under Code Section 409A, a termination of Service occurs only upon an event that would be a “separation from service” within the meaning of Code Section 409A. If, at the time of your separation from service, (i) you are a “specified employee” within the meaning of Section 409A, and (ii) the Company makes a good faith determination that an amount payable on account of your separation from service constitutes deferred compensation (within the meaning of Code Section 409A), the payment of which is required to be delayed pursuant to the six (6)-month delay rule set forth in Code Section 409A to avoid taxes or penalties under Code Section 409A (the “Delay Period”), then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it in a lump sum on the first business day after the Delay Period (or upon your death, if earlier), without interest. Each installment of PSUs that vest under this Agreement (if there is more than one installment) will be considered one of a series of separate payments for purposes of Code Section 409A.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.

KITE REALTY GROUP TRUST
2013 EQUITY INCENTIVE PLAN

PERFORMANCE SHARE UNIT AGREEMENT
EXHIBIT A
PERFORMANCE GOALS1

The PSUs shall vest based on the Company’s relative TSR performance over the Performance Period as measured against the component companies constituting the Peer Group Companies, as set forth below:

	TSR Percentile for the Performance Period	Number of PSUs Vested
Threshold	30th percentile	50% Target Number of PSUs
Target	50th percentile	100% Target Number of PSUs
Maximum	80th percentile	200% Target Number of PSUs

1.	If the Company’s TSR Percentile for the Performance Period is less than the Threshold TSR Percentile specified in the table above, no PSUs shall vest for the Performance Period.

2.
If the Company’s TSR Percentile for the Performance Period equals the Threshold TSR Percentile specified in the table above, then 50% of the Target Number of PSUs set forth on the cover sheet of this Agreement (the “Threshold Number of PSUs”) shall vest for the Performance Period.

3.
If the Company’s TSR Percentile for the Performance Period equals the Target TSR Percentile specified in the table above, then 100% of the Target Number of PSUs set forth on the cover sheet of this Agreement shall vest for the Performance Period.

4.
If the Company’s TSR Percentile for the Performance Period equals or exceeds the Maximum TSR Percentile specified in the table above, then 200% of the Target Number of PSUs set forth on the cover sheet of this Agreement (the “Maximum Number of PSUs”) shall vest for the Performance Period.

5.
If Company’s TSR Percentile for the Performance Period exceeds the Threshold TSR Percentile specified in the table above but is less than the Target TSR Percentile specified in the table above, then a number of PSUs between the Threshold Number of PSUs and the Target Number of PSUs, determined by linear interpolation, shall vest for the Performance Period.

6.
If the Company’s TSR Percentile for the Performance Period exceeds the Target TSR Percentile specified in the table above but is less than the Maximum TSR Percentile specified in the table above, then a number of PSUs between the Target Number of PSUs and the Maximum Number of PSUs, determined by linear interpolation, shall vest for the Performance Period.

7.	In no event shall more than the Maximum Number of PSUs vest under this Agreement.

The capitalized terms below shall have the following meanings for purposes of this Exhibit A. Capitalized terms that are used but not defined herein shall have the meanings provided in the Plan or in the Agreement to which this Exhibit A is attached.

____________________
1	The Company may in future awards develop different performance goals and ranges, based on any of the various metrics under the Kite Realty Group Trust 2013 Equity Incentive Plan.

A-1

(i)“Commencement Date” means the first day of the Performance Period.

(ii)“Final Per Share Value” means the Fair Market Value of one (1) Share as of the Measurement Date.

(iii)“Initial Per Share Value” means the Fair Market Value of one (1) Share as of the Commencement Date.

(iv)“Measurement Date” means the last day of the Performance Period.

(v)“Peer Group Companies” means, as of the Grant Date, the fourteen companies as listed in the chart below. In the event that a company listed as part of the Peer Group Companies experiences a merger, acquisition, spinoff, or other corporate transaction in which the company is not the surviving entity or ceases to be a company listed on a Securities Market, such company shall be eliminated from the Peer Group Companies for the entire Performance Period and shall not be treated as a constituent member of the Peer Group Companies for purposes of the calculations under this Exhibit A. In such a situation, for purposes of the calculations under this Exhibit A, the remaining companies shall constitute the Peer Group Companies.

Acadia Realty Trust
DDR Corp.
Equity One, Inc.
Inland Real Estate Corporation
Pennsylvania Real Estate Investment Trust
Ramco-Gershenson Property Trust
Regency Centers Corporation
Retail Opportunity Investments Corp.
Retail Properties of America, Inc.
Rouse Properties, Inc.
Tanger Factory Outlet Centers, Inc.
Urban Edge Properties
Weingarten Realty Investors
WP Glimcher, Inc.

(vi)“TSR” means the percentage appreciation (positive or negative) in the Fair Market Value of one (1) Share from the Commencement Date to the Measurement Date, determined by dividing (1) the sum of (A) the excess of the Final Per Share Value over the Initial Per Share Value, plus (B) the aggregate dividends (including special dividends) per Share with a record date on or after the Commencement Date and prior to or on the Measurement Date, by (2) the Initial Per Share Value. In the event of a change in capitalization set forth in Section 17.1 of the Plan that occurs during the Performance Period, the Committee shall make appropriate adjustments to TSR or the component measures thereunder as it determines, in its sole discretion, to be necessary to maintain the Grantee’s rights hereunder so that they are substantially proportionate to the rights existing under this Agreement prior to such change in capitalization.

(vii)“TSR Percentile” means, as of the Measurement Date, the percentile ranking (as determined in accordance with standard statistical methodology) of the Company’s TSR over the Performance Period as compared to the range of total shareholder return of the component companies among the Peer Group Companies (calculated in a manner consistent with TSR calculations under this Exhibit A) over the Performance Period.

A-2